                                                                       Exhibit 1

                      GENERAL MOTORS ACCEPTANCE CORPORATION

                                 $15,000,000,000

                                 SMARTNOTES(SM)

             DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

                             SELLING AGENT AGREEMENT

                                                              _________ __, 2005


Dear Ladies and Gentlemen:

         General Motors Acceptance Corporation, a Delaware corporation (the "Company"), proposes to issue and sell up to $15,000,000,000 aggregate principal amount of its SmartNotes(SM) Due from Nine Months to Thirty Years from Date of Issue (the "Notes") to be issued pursuant to the provisions of an Indenture dated as of September 24, 1996, as supplemented from time to time, between the Company and JPMorgan Chase Bank, N.A., as Trustee (the "Indenture"). The terms of the Notes are described in the Prospectus referred to below.

         Subject to the terms and conditions contained in this Selling Agent Agreement (the "Agreement"), the Company hereby (1) appoints you as agent of the Company (the "Agent(s)") for the purpose of soliciting purchases of the Notes from the Company and you hereby agree to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, but the Company reserves the right to sell Notes directly on its own behalf and, after consultation with LaSalle Financial Services, Inc. (the "Purchasing Agent"), the Company reserves the right to enter into agreements substantially identical hereto with other agents and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement relating to such sale in accordance with the provisions of Section V hereof between the Company and the Purchasing Agent with the Purchasing Agent purchasing such Notes as principal for resale to others.

                                       I.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement No. 333-XXXXXX relating to the Notes and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). Such registration statement has been declared effective by the Commission, and the

Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Such registration statement and the prospectus filed pursuant to Rule 424 under the Securities Act, including all documents incorporated therein by reference, as from time to time amended or supplemented, including any Pricing Supplement, are referred to herein as the "Registration Statement" and the "Prospectus," respectively.

                                       II.

         Your obligations hereunder are subject to the following conditions, each of which shall be met on such date as you and the Company shall subsequently fix for the commencement of your obligations hereunder (the "Commencement Date"):

         (a)(i) No litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes and (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and you shall have received on the Commencement Date a certificate dated such Commencement Date and signed by an executive officer of the Company to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

         (b) You shall have received a favorable opinion of the Assistant General Counsel of, or counsel to the Company, dated such Commencement Date, to the effect set forth in Exhibit A.

         (c) You shall have received on the Commencement Date a letter dated the Commencement Date from Deloitte & Touche LLP, independent auditors, containing statements and information of the type ordinarily included in auditors' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus relating to the Notes.

         (d) You shall have received a favorable opinion of Davis Polk & Wardwell, counsel for the Agents, dated such Commencement Date, to the effect set forth in Exhibit B.

         The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement (as defined in Section V hereof) are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes, (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and (iii) there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, each of which conditions shall be met on the corresponding Settlement Date. Further, only if specifically called for by any written agreement by the Purchasing Agent to purchase Notes as principal, the Purchasing Agent's obligations hereunder and under such agreement, shall be subject to such of the additional conditions set forth in clauses (a), as it relates to the executive officer's certificate, and clauses
(b), (c) and (d) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

                                      III.

         In further consideration of your agreements herein contained, the Company covenants as follows:

         (a) To furnish to you, without charge, a copy of (i) the Indenture,
(ii) the resolutions of the Board of Directors (or Executive Committee) of the Company authorizing the issuance and sale of the Notes, certified by the Secretary or Assistant Secretary of the Company as having been duly adopted,
(iii) the Registration Statement including exhibits and materials incorporated by reference therein and (iv) as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

         (b) Before amending or supplementing the Registration Statement or the Prospectus (other than amendments or supplements to change interest rates), to furnish you a copy of each such proposed amendment or supplement.

         (c) To furnish you copies of each amendment to the Registration Statement and of each amendment and supplement to the Prospectus in such quantities as you may from time to time reasonably request; and if at any time when the delivery of a Prospectus shall be required by law in connection with sales of any of the Notes, either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) for any other reason it shall be necessary to amend or supplement the latest Prospectus, as then amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will (A) notify you to suspend the solicitation of offers to purchase Notes and if notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented and (B) promptly prepare and file with the Commission such document incorporated by reference in the Prospectus or an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and will provide to you without charge a reasonable number of copies thereof, which you shall use thereafter.

         (d) To endeavor to qualify such Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of such Notes for investment under the laws of such jurisdictions as you may designate, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction.

         (e) The Company will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

         (f) To use its reasonable efforts, in cooperation with the Purchasing Agent, to cause such Notes as the Company and the Purchasing Agent agree to be accepted for listing on any stock exchange (each, a "Stock Exchange"), in each case as the Company and the Purchasing Agent shall deem to be appropriate. In connection with any such agreement to qualify Notes for listing on a Stock Exchange, the Company shall use its reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and maintain the listing.

                                       IV.

         (a) You propose to solicit purchases of the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to you from time to time by the Company. For the purpose of such solicitation you will use the Prospectus as then amended or supplemented which has been most recently distributed to you by the Company, and you will solicit purchases only as permitted or contemplated thereby and herein and will solicit purchases of the Notes only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, you will forthwith suspend solicitation of purchases until such time as the Company has advised you that such solicitation may be resumed.

         You are authorized to solicit orders for the Notes only in denominations of $1,000 or more (in multiples of $1,000). You are not authorized to appoint subagents or to engage the service of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless authorized by the Purchasing Agent in each instance, each Agent agrees not to purchase and sell Notes for which an order from a client has not been received. In addition, unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes offered through you and may reject any proposed purchase of Notes as a whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of your agreements contained herein. Unless otherwise agreed between the Company and the Purchasing Agent, the Company agrees to pay the Purchasing Agent, as consideration for soliciting the sale of the Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note sold as set forth in Exhibit C hereto (the "Concession"); provided, however, that the Concession shall not exceed the amounts set forth in the Prospectus. The Purchasing Agent and the other Agents will share the above-mentioned Concession in such proportions as they and the Company may agree.

         Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. We may also issue Notes that bear a zero interest rate and are issued at a substantial discount from the principal amount payable at the Maturity Date (a "Zero-Coupon Note"). Such Zero-Coupon Notes shall be sold to the public at a purchase price no greater than an amount, expressed as a percentage of the principal face amount of such Notes, equal to the net proceeds to the Company on the sale of such Notes, plus the Concession, plus accrued interest, if any. The actual purchase price paid by investors for any Note shall be determined by prevailing market prices at the time of purchase. Such purchase price shall be set forth in the confirmation statement of the Selling Group member responsible for such sale, and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.

         (b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit D (the "Procedures"), as amended from time to time. The provisions of the Procedures shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. You and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and you.

        (c) You are aware that other than registering the Notes under the Securities Act, no action has been or will be taken by the Company that would permit the offer or sale of the Notes or possession or distribution of the Prospectus or any other offering material relating to the Notes in any jurisdiction where action for that purpose is required. Accordingly, you agree that you will observe all applicable laws and regulations in each jurisdiction in or from which you may directly or indirectly acquire, offer, sell or deliver Notes or have in your possession or distribute the Prospectus or any other offering material relating to the Notes and you will obtain any consent, approval or permission required by you for the purchase, offer or sale by you of Notes under the laws and regulations in force in any such jurisdiction to which you are subject or in which you make such purchase, offer or sale. Neither the Company nor any other Agent shall have any responsibility for determining what compliance is necessary by you or for your obtaining such consents, approvals or permissions. You further agree that you will take no action that will impose any obligations on the Company or the other Agents. Subject as provided above, you shall, unless prohibited by applicable law, furnish to each person to whom you offer, sell or deliver Notes a copy of the Prospectus (as then amended or supplemented) or (unless delivery of the Prospectus is required by applicable law) inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Notes.

        (d) GMAC shall be responsible for the contents of its web site www.SmartNotes.com.

                                       V.

         Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the Purchasing Agent and the Company) is herein referred to as a "Terms Agreement". A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The Purchasing Agent's agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement, whether oral (and confirmed in writing which may be by facsimile transmission) or in writing, shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the price to be paid to the Company for such Notes, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the "Settlement Date"), whether the Notes provide for a Survivor's Option or for optional redemption by the Company and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company you are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the discount paid to you by the Company; provided, however, you may offer Notes you have purchased as principal to any NASD dealer in good standing at a discount and unless otherwise specified in the applicable pricing supplement, such discount allowed to any dealer shall not, during the distribution of the Notes, be in excess of the discount to be received by you from the Purchasing Agent. Terms Agreements, each of which shall be substantially in the form of Exhibit E hereto, or as otherwise agreed to between the

Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

                                       VI.

         The Company represents and warrants to the Agents that as of each date on which the Company accepts an offer to purchase Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Prospectus is amended or supplemented:
(i) each document, if any, filed, or to be filed, pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed, or will comply, in all material respects with such Act and the rules and regulations thereunder; (ii) the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act relating to the Notes, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) each Prospectus, if any, filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder; (iv) the Registration Statement and each Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder; and (v) the Registration Statement and each Prospectus relating to the Notes do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) that (a) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes and (b) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, each of which conditions shall be met on the corresponding Settlement Date; (vii) no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority in the United States is required on the part of the Company for the issuance of the Notes in accordance with the Indenture or the sale of the Notes in accordance with this Agreement other than the registration of the Notes under the Securities Act, qualification of the Indenture under the Trust Indenture Act and compliance with the securities or Blue Sky laws of various jurisdictions; and (viii) the execution and delivery of the Indenture, the issuance of the Notes in accordance with the Indenture and the sale of the Notes pursuant to this Agreement do not and will not contravene any provision of applicable law or result in any violation by the Company of any of the terms or provisions of the Certificate of Incorporation or By-Laws of the Company, or any indenture, mortgage or other agreement or instrument by which the Company is bound. The above representations and warranties shall not apply to any statements or omissions made in the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein. Each acceptance by the Company of an offer for the purchase of Notes and each issuance of Notes shall be deemed an affirmation by the Company that the foregoing representations and warranties are true and correct at the time, as the case may be, of such acceptance or of such issuance, in each case as though expressly made at such time. The representations, warranties and covenants of the Company shall survive the execution and delivery of this Agreement and the issuance and sale of the Notes.

         Each time the Registration Statement shall be amended by the filing of a post-effective amendment with the Commission, or the filing by the Company of a Form 10-K or Form 10-Q pursuant to Section 13 of the Exchange Act, or, if so agreed in connection with a particular transaction, the Company shall furnish the Agents with (1) a written opinion, dated the date of such amendment, filing, or as otherwise agreed, of counsel to the Company, in substantially the form previously delivered under Section II(b), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; (2) a letter, dated the date of such amendment, filing, or as otherwise agreed, of Deloitte & Touche LLP, independent auditors, in substantially the form previously delivered under Section II(c), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; and (3) a certificate, dated the date of such amendment, filing, or as otherwise agreed and signed by an executive officer of the Company, in substantially the form previously delivered under
Section II(a), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date.

                                      VII.

         The Company agrees to indemnify and hold harmless you, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) you and each of your and such person's officers and directors against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided: (i) that the Company shall not be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information provided by you to the Company expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto; and (ii) that the Company shall not be liable to you or any person controlling you with respect to the Prospectus to the extent any such loss, liability, cost, action or claim to you or such controlling person results from the fact that you sold Notes to a person to whom there was not sent or given, at or prior to the earlier of either the mailing or delivery of the written confirmation of such sale or the delivery of such Notes to such person, a copy of the Prospectus as then amended or supplemented, if the Company has previously furnished copies thereof to you; provided that the foregoing indemnity with respect to any Prospectus shall not inure to the benefit of any Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Agent, if a copy of the Prospectus (as then amended or supplemented if the

Company shall have furnished any amendments or supplements thereto), was not sent or given by or on behalf of such Agent to such person, if required by law so to have delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities unless such failure is the result of noncompliance by the Company with its obligations under Article III(c) hereof.

          Each Agent (including the Purchasing Agent) severally agrees to indemnify and hold harmless the Company, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), the Company, and the Company's and such person's officers and directors from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the section of the Prospectus entitled "Plan of Distribution" or any amendment or supplement thereto in reliance on and in conformity with written information furnished to the Company by you expressly for use therein.

         Each Agent (including the Purchasing Agent) severally agrees to indemnify and hold harmless the Company, the Purchasing Agent, each director and officer of the Company or of the Purchasing Agent, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act) the Company against any and all losses, claims, damages, liabilities, expenses, actions and demands to which they or any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim, action or demand) under the law of any jurisdiction or which may be made against them arising out of, or in connection with the breach of such Agent (including the Purchasing Agent) of any of the terms, conditions, agreements and representations of Section IV of the Agreement.

         If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,
(ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         The indemnity agreements contained in this Section VII and the representations and warranties of the Company and you in this Agreement, shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party's behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any of the Notes.

                                      VIII.

         Except as provided in Section V hereof, in soliciting purchases of Notes from the Company, you are acting solely as agent for the Company, and not as principal. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but you shall not have any liability to the Company in the event such purchase is not consummated for any reason, other than to repay to the Company any commission with respect thereto. Except pursuant to a Terms Agreement, under no circumstances shall you be obligated to purchase any Notes for your own account.

                                       IX.

         This Agreement shall be terminated at any time by either party hereto upon the giving of five business days written notice of such termination to the other party hereto. In the event of any such termination, neither party shall have any liability to the other party hereto, except for obligations hereunder which expressly survive the termination of this Agreement and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes.

         Unless specifically set forth in a Terms Agreement, a Terms Agreement shall not be subject to termination. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any Terms Agreement shall not require termination of this Agreement.

         If this Agreement is terminated, the last sentence of the second paragraph of Section IV(a), Section III(c), (d) and (e), Section VII, and the first paragraph of Section XIV shall survive; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Section III(a) and (b), Section IV(b) and
Section V shall also survive until time of delivery.

                                       X.

         Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to you shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to you at your address, telex or telecopier number set forth below by your signature and if to the Company shall be sufficient in all respects if delivered or sent by telecopier or registered mail to the Company at 200 Renaissance Center, Detroit, Michigan 48265, telecopier number 313-665-6308, marked for the attention of the Secretary. All such notices shall be effective on receipt.

                                       XI.

         This Agreement shall be binding upon you and the Company, and inure solely to the benefit of you and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

                                      XII.

         This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

                                      XIII.

         If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

                                      XIV.

         The Company will pay the expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the Company's auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (iv) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus; (v) if the Company lists Notes on a securities exchange, the costs and fees of such listing; and (vi) any fees charged by rating agencies for the rating of the Notes.

         The Purchasing Agent will pay the reasonable fees and disbursements of Davis Polk & Wardwell, counsel for the Agents (including "Blue Sky" fees and disbursements).

         This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

                      Very truly yours,

                      GENERAL MOTORS ACCEPTANCE CORPORATION

                      By:
                         ----------------------------------

                     Title:
                           --------------------------------


Confirmed and accepted
as of the date first above
written:

                                    EXHIBIT A
                           Opinion of Company Counsel

                               _________ __, 2005

Banc of America Securities LLC
Citigroup Global Markets Inc.
LaSalle Financial Services, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
RBC Dain Rauscher Inc.
UBS Financial Services Inc.
Wachovia Securities LLC

c/o LaSalle Financial Services, Inc.
327 Plaza Real
Suite 225
Boca Raton, Florida 33432

Ladies and Gentlemen:

I am issuing this letter in my capacity as Assistant General Counsel for General Motors Acceptance Corporation (the "Corporation") in response to the requirements of the Selling Agent Agreement dated _________ __, 2005 (the "Selling Agent Agreement") by and among the Corporation and LaSalle Financial Services, Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co., Incorporated, RBC Dain Rauscher Inc., UBS Financial Services Inc. and Wachovia Securities LLC (the "Agents"), named in the Selling Agent Agreement. The Selling Agent Agreement relates to the offering (the "Offering") of SmartNotes of the Corporation (the "Offered Securities"). Every term which is defined or given a special meaning in the Selling Agent Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Selling Agent Agreement.

         In connection with the preparation of this letter, I have among other things read:

         (a) the Registration Statement on Form S-3 (Registration No. 333-XXXXXX) filed by the Corporation with the Securities and Exchange Commission (the "Commission") for the purpose of registering the Offering under the Securities Act of 1933, as amended (the "Securities Act") (which registration statement, as amended and including the information incorporated therein by reference, and as constituted at the time it became effective, is herein called the "Registration Statement");

         (b) the Prospectus of the Corporation dated September ___, 2005 (which Prospectus, including the information incorporated therein by reference, is herein called the "Prospectus");

         (c) the Indenture, dated as of September 24, 1996 (the "Indenture"), by and between the Corporation and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), and the First Supplemental Indenture thereto, dated January 1, 1998 (the "First Supplemental Indenture");

         (d)      an executed copy of the Selling Agent Agreement;

         (e)      specimens of the Offered Securities;

         (f) the corporate proceedings of the Corporation relating to the execution and delivery of the Indenture, the Selling Agent Agreement and the Offered Securities;

         (g) a copy of the Certificate of Incorporation of the Corporation, as amended, certified as of a recent date by the Secretary of State of Delaware;

         (h)      a copy of the By-Laws of the Corporation; and

         (i) copies of all certificates and other documents delivered today in connection with the consummation of the Offering.

         In addition, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Corporation and such other instruments and certificates of public officials, officers and representatives of the Corporation and such other persons, and I have made such investigations of law as I have deemed appropriate as a basis for the opinions expressed below. I have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

         Subject to the assumptions, qualifications and limitations which are identified in this letter, I advise you that:

                  (i) the Corporation is validly existing as a corporation and in good standing and duly incorporated under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified or be in good standing, individually or in the aggregate, would not have a material adverse effect on the Corporation and its subsidiaries taken as a whole;

                  (ii) the Indenture has been duly authorized, executed and delivered by the Corporation, is a valid and binding agreement of the Corporation, enforceable against the Corporation, and has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA");

                  (iii) the Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Agents as contemplated by the Selling Agent Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Corporation, enforceable against the Corporation, assuming the due authorization, execution and delivery by the Trustee of the Indenture and the due authentication and delivery of the Offered Securities by the Trustee in accordance with the Indenture;

                  (iv) the Selling Agent Agreement has been duly authorized, executed and delivered by the Corporation, is a valid and binding agreement of the Corporation and enforceable against the Corporation;

                  (v) no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of the Corporation for the issuance of the Offered Securities in accordance with the Indenture or the sale of the Offered Securities in accordance with the Selling Agent Agreement, other than the registration of the Offered Securities under the Securities Act, qualification of the Indenture under the TIA, the listing of the Offered Securities and compliance with any laws of any foreign jurisdiction or the state securities or "blue sky" laws of various jurisdictions;

                (vi) the issuance of the Offered Securities in accordance with the Indenture and the sale of the Offered Securities pursuant to the Selling Agent Agreement, do not and will not contravene any provision of applicable law (except I express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of any indemnification or contribution provisions would be permitted) or result in any violation by the Corporation of any of the terms or provisions of the certificate of incorporation or by-laws of the Corporation or of any material indenture, mortgage or other agreement or instrument known to me, by which the Corporation is bound (except that I express no opinion as to compliance with any financial tests or cross-default provision in any such agreement);

                  (vii) the statements in the Prospectus under "Description of Notes" insofar as such statements constitute summaries of the documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such documents and proceedings; and

                  (viii) each document filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (except as to financial statements contained therein, as to which I do not express any opinion) and incorporated by reference in the Prospectus complied when so filed, or at the time of any amendment, as to form in all material respects with the Exchange Act and the rules and regulations thereunder.

         With respect to paragraph (viii) above, my opinion is based upon the participation by one or more attorneys, who are members of the General Motors Acceptance Corporation Legal Staff with whom I have worked, in the preparation of the Registration Statement and the Prospectus and review and discussion of the contents thereof and upon my general review and discussion of the answers made and information furnished therein with such attorneys, certain officers of the Corporation and its auditors, but is without independent check or verification except as stated herein.

                                   ***********

         Except as set forth in paragraph (vii) above, I make no representation that I have independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or that the actions taken in connection with the preparation of the Registration Statement or the Prospectus were sufficient to cause the Prospectus or Registration Statement to be accurate, complete or fair (including the actions described in the next paragraph).

         I have participated in the preparation of the Registration Statement and the Prospectus. During the course of such preparation, I have examined various documents, including those listed at the beginning of this letter, and have participated in various conferences with representatives of and other counsel of the Corporation, and with representatives of the independent accountants for the Corporation and representatives of and counsel to the Agents, at which conferences the contents of the Registration Statement and the Prospectus (and the documents incorporated therein by reference) were reviewed and discussed.

Based on my participation in the conferences and discussions identified above, my understanding of applicable law and the experience that I have gained in the practice thereunder, and relying as to factual matters to the extent deemed appropriate by me upon the representations and statements of officers and other representatives of the Corporation, and without independent check or verification, except as stated, (i) it is my opinion that each document filed pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference in the Prospectus, appears on their face to be appropriately responsive in all material respects to the requirements of such Act and the rules and regulations thereunder, (ii) nothing has come to my attention that causes me to believe that, insofar as relevant to the offering of the Offered Securities, each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933, as amended, relating to the Corporation's Offered Securities, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (iii) it is my opinion that the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder and (iv) nothing has come to my attention that causes me to believe that, insofar as relevant to the offering of the Offered Securities, (a) on the date of the Underwriting Agreement, the Registration Statement as supplemented by the Prospectus Supplement, or the Prospectus contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing opinion and belief, I have not been called to pass upon, and I express no opinion or belief as to, the financial statements or financial schedules or other financial or statistical data included in the Registration Statement or the Prospectus or the Statement of Eligibility of the Trustee on Form T-1 and are not passing on the adequacy or accuracy of the derivation or compilation from the Corporation's accounting records or other sources of the financial or statistical data included in the Registration Statement or Prospectus.

                                  ************

         I have assumed for purposes of this letter the following: each document I have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine (except that I make no such assumption in respect to the Selling Agent Agreement); that the Selling Agent Agreement and every other agreement I have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that I make no such assumption with respect to the Corporation); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the conclusions provided in this letter.

         In preparing this letter I have relied without independent verification upon the following: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Selling Agent Agreement and other documents specifically identified at the beginning of this letter as having been read by me; (iii) factual information provided to me by the other representatives of the Corporation; and (iv) factual information I have obtained from such other sources as I have deemed reasonable. I have assumed that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph (i), I have relied exclusively upon a certificate issued by a governmental authority in the relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. I have not undertaken any investigation or search of court records for purposes of this letter.

         I confirm that I do not have knowledge that has caused me to conclude that my reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) my knowledge of any particular information or about any information which has or has not come to my attention such advice is based entirely on my conscious awareness at the time this letter is delivered on the date it bears.

         My advice on every legal issue addressed in this letter is based exclusively on the General Corporation Law of the State of Delaware or the federal law of the United States. I express no opinion with respect to any state securities or "blue sky" laws or regulations, any foreign laws, statutes, governmental rules or regulations or any laws, statutes governmental rules or regulations which in my experience are not applicable generally to transactions of the kind covered by the Selling Agent Agreement. None of the opinions or other advice contained in this letter considers or covers (i) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Registration Statement or the Prospectus or (ii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters.

         My advice on each legal issue addressed in this letter represents my opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law my opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

         My opinion in paragraphs (ii), (iii) and (iv) are subject to the reservations and qualifications that enforcement may be limited or affected by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and that rights to indemnity under the Selling Agent Agreement may be limited under applicable U.S. Federal or state law.

         This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of my opinions or advice, or for any other reason.

         This letter may be relied upon by the Agents only for the purpose served by the provision in the Selling Agent Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent: (i) no person other than the Agents may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document;
(iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.


Very truly yours,


Martin I. Darvick
Assistant General Counsel

                                    EXHIBIT B
                        Opinion of Davis Polk & Wardwell

                               _________ __, 2005


Banc of America Securities LLC
Citigroup Global Markets Inc.
LaSalle Financial Services, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
RBC Dain Rauscher Inc.
UBS Financial Services Inc.
Wachovia Securities LLC

c/o LaSalle Financial Services, Inc.
327 Plaza Real
Suite 225
Boca Raton, Florida 33432

Dear Ladies and Gentlemen:

         We have acted as counsel for you, the sales agents (the "Agents") named in the Selling Agent Agreement dated _________ __, 2005 (the "Selling Agent Agreement") between each of you and General Motors Acceptance Corporation, a Delaware corporation (the "Company"), under which you have agreed to act as agents for the Company to solicit purchasers for, or to purchase from the Company as principal, up to $15,000,000,000 aggregate initial public offering price of the Company's SmartNotes Due from Nine Months to Thirty Years from Date of Issue (the "Notes"). The Notes will be issued pursuant to the provisions of an indenture dated as of September 24, 1996, as amended by a First Supplemental Indenture dated as of January 1, 1998 (together, the "Indenture"), between the Company and JPMorgan Chase Bank, N.A., as Trustee (the "Trustee").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including those relating to the authorization, execution and delivery by the Company of the Indenture and the Selling Agent Agreement, and the authorization of the Notes by the Company.

         We have participated in the preparation of the Company's registration statement on Form S-3 (Registration No. 333-XXXXXX) (other than the documents incorporated by reference in the prospectus included therein (the "Incorporated Documents")) filed with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), registering the Notes. Although we did not participate in the preparation of the Incorporated Documents, we have reviewed such documents. In addition, we understand that the registration statement was declared effective under the Act and that the Indenture was qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The registration statement (including the Incorporated Documents), in the form in which it was declared effective is hereinafter referred to as the "Registration Statement", and the related prospectus (including the Incorporated Documents) dated _________ __, 2005 is hereinafter referred to as the "Prospectus".

         Based upon the foregoing, we are of the opinion that:

         1. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and of general principles of equity, whether applied by a court of law or equity, and has been duly qualified under the Trust Indenture Act.

         2. The issuance and sale of the Notes has been duly authorized and the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and of general principles of equity, whether applied by a court of law or equity.

         3. The Selling Agent Agreement has been duly authorized, executed and delivered by the Company.

         We have considered the statements relating to legal documents included in the Prospectus under the captions "Description of Notes" and "Plan of Distribution." In our opinion, such statements fairly summarize in all material respects such documents.

         We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus, but we have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification

(A) we are of the opinion that the Registration Statement and Prospectus (except for financial statements and other financial data included therein as to which we are not called upon to express any opinion and except for that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee) comply as to form in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, (B) we have no reason to believe that (except for financial statements and other financial data as to which we are not called upon to express any belief and except for that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee) any part of the Registration Statement, when such part became effective, contained, or as of the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
(C) we have no reason to believe that (except as to financial statements and other financial data as to which we are not called upon to express any belief) the Prospectus as of the date hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the opinion and belief set forth in clauses (A) through
(C) above do not cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Prospectus.

         For the purpose of this opinion in paragraph (2) above, we have, with your approval, assumed that (i) the Notes will conform to the forms attached as exhibits to the Indenture or as provided by the Indenture and will be completed in accordance with the requirements of the Indenture and the Administrative Procedures (as defined in the Selling Agent Agreement) and (b) none of the terms of the Notes not contained in the forms examined by us will violate any applicable law or be unenforceable.

         In addition we wish to advise you that no opinion is expressed herein concerning any change after the date hereof in applicable law or in the facts we have relied upon in expressing this opinion.

         We have examined the opinion dated the date hereof of Martin I. Darvick, Esquire, Assistant General Counsel of the Company, delivered to you pursuant to Article II(b) of the Selling Agent Agreement, and we believe that such opinion is responsive to the requirements of the Selling Agent Agreement.

         We have also examined the letter dated _________ __, 2005 of Deloitte & Touche LLP, independent auditors, relating to the financial statements and other information contained or incorporated by reference in the Registration Statement and the other matters referred to in such letter, delivered to you pursuant to
Article II(c) of the Selling Agent Agreement. We participated in discussions with your representatives and representatives of the Company relating to the form of such letter, and we believe that is substantially in the form to which all such parties agreed.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                Very truly yours,

                                    EXHIBIT C



                                 SMARTNOTES(SM)
                                      GMAC
                              DEALER AGENT PROGRAM


The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

9 months to less than 23 months.....................   0.200%
23 months to less than 35 months....................   0.400%
35 months to less than 47 months....................   0.625%
47 months to less than 59 months....................   0.750%
59 months to less than 71 months....................   1.000%
71 months to less than 83 months....................   1.100%
83 months to less than 95 months....................   1.200%
95 months to less than 107 months...................   1.300%
107 months to less than 119 months..................   1.400%
119 months to less than 131 months..................   1.500%
131 months to less than 143 months..................   1.600%
143 months to less than 179 months..................   1.750%
179 months to less than 239 months..................   2.000%
239 months to 360 months............................   2.500%

                                    EXHIBIT D


                      GENERAL MOTORS ACCEPTANCE CORPORATION
                                 $15,000,000,000
                                 SMARTNOTES(SM)
             DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

                            ADMINISTRATIVE PROCEDURES


SmartNotes(SM), Due from Nine Months to Thirty Years from Date of Issue are offered on a continuing basis by General Motors Acceptance Corporation. The Notes will be offered by LaSalle Financial Services, Inc. (the "Purchasing Agent"), Banc of America Securities LLC, Citigroup Global Markets Inc., L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, RBC Dain Rauscher Inc., UBS Financial Services Inc. and Wachovia Securities LLC (collectively, the "Agents") pursuant to a Selling Agent Agreement among the Company and the Agents dated as of the date hereof (the "Selling Agreement") and one or more terms agreements substantially in the form attached to the Selling Agreement as Exhibit E (each a "Terms Agreement"). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) to (i) customers of the Agents or (ii) selected broker-dealers (the "Selling Group") for distribution to their customers pursuant to a Master Selected Dealer Agreement (a "Dealer Agreement") attached hereto substantially in the representative form of Exhibit E. The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Notes will be unsecured and unsubordinated debt and have been registered with the Securities and Exchange Commission (the "Commission"). JPMorgan Chase Bank, N.A., is the trustee (the "Trustee") under an Indenture dated as of September 24, 1996, as amended from time to time, between the Company and the Trustee (the "Indenture") covering the Notes. Pursuant to the terms of the Indenture, JPMorgan Chase Bank, N.A., also will serve as authenticating agent, issuing agent and paying agent.

Each tranche of Notes will be issued in book-entry form ("Notes") and represented by one or more fully registered global notes without coupons (each, a "Global Note") held by the Trustee, as agent for the Depository Trust Corporation ("DTC") and recorded in the book-entry system maintained by DTC. Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities will be handled for the Company by its Borrowings Department; accountable document control and record-keeping responsibilities will be performed by its Controller's Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth in herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreements or the Prospectus and the Pricing Supplement (together, the "Prospectus"), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreements and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the Securities Act, or in the Indenture.

                       Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated September 24, 1996, and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the "Certificate Agreement") dated March 10, 1989, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). The procedures set forth below may be modified in compliance with DTC's then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:                Each Note  will mature on a date (the "Maturity
                           Date") not less than nine months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. "Maturity" when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:                  All Fixed Rate Notes having the same terms
                           (collectively the "Fixed Rate Terms") will be represented initially by a single Global Note.

                           All Floating Rate Notes which have the same terms (collectively, the "Floating Rate Terms") will be represented initially by a single Global Certificate in fully registered form without coupons; all Discount Notes which have the same terms (collectively, the "Zero-Coupon Terms") will be represented initially by a single Global Certificate in fully registered form without coupons.

                           Each Global Note will be dated and issued as of the date of its authentication by the Trustee. Each Global Note will bear an Issue Date, which will be
                           (i) with respect to an original Global Note (or any portion thereof), its original issuance date (which will be the Settlement Date for the Notes represented by such Global Note) and (ii) with respect to any Global Note (or portion thereof) issued subsequently upon exchange of a Global Note or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note or Notes), regardless of the date of authentication of such subsequently issued Global Note.

Identification
Numbers: The Company has received from the CUSIP Service Bureau (the "CUSIP Service Bureau") of Standard & Poor's Corporation ("Standard & Poor's") one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide DTC and the Trustee with a list of such CUSIP numbers. The Company will assign CUSIP numbers as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:              Unless otherwise specified by DTC, Global Notes will
                           be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note
                           Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC
                           (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such

                           Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                 Transfers of interests in a Global Note will be
                           accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:                 The Trustee, at the Company's request, may deliver to
                           DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same
                           Fixed Rate Terms or Floating Rate Terms or
                           Zero-Coupon Terms, as the case may be, (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next
                           Interest Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the Issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single
                           Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.
                           Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See
                           "Denominations" below).

Denominations:             Notes will be issued in denominations of $1,000 or
                           more (in multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $500,000,000. If one or more Notes having an aggregate principal or face amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one
                           Global Note will be issued to represent each $500,000,000 principal or face amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:               Unless otherwise specified in an applicable
                           Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:                  General. Unless otherwise specified in the applicable
                           pricing supplement, each Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero during all or any part of the term in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable at Maturity, or at a floating rate (a
                           "Floating Rate Note"). Interest on each Note will accrue from the Issue Date of such Note for the first interest period and from the most recent Interest
                           Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to but excluding, as the case may be, the Interest Payment Date or the date of Maturity (other than a Maturity Date of a Note occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).
                           Any payment of principal, premium or interest required to be made on a day that is not a Business
                           Day (as defined below) may be made on the next succeeding Business Day (or if, in the case of a LIBOR-based Floating Rate Note, such business day would fall in the next calendar month, on the next preceding Business Day) and no interest shall accrue as a result of any such delayed payment.

                           Each pending deposit message described under Settlement Procedure "C" below will be routed to Standard & Poor's Corporation, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor's Corporation.

                           The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

                           Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

                           Fixed Rate Notes. Each Fixed Rate Note will bear interest from and including its Issue Date at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note (other than a Zero-Coupon Note) will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption provisions or the Survivor's Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or in connection with the exercise of the Survivor's Option will be payable to the person to whom principal shall be payable.

                           Any payment of principal, and premium, if any, or interest required to be made on a Fixed Rate Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment.

                           The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month (or the next Business
                           Day), commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month (or the next Business Day), commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month (or the next Business Day), commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or the next Business Day), commencing in the twelfth succeeding calendar month following the month in which the Note is issued. The Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurred, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

                           Floating Rate Notes. Interest on Floating Rate Notes will be payable monthly, quarterly, semi-annually or annually (each an "Interest Payment Date"). Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date shall be 15 calendar days prior to such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of January, April, July and October of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and with an annual Interest Payment Period, on the third Wednesday of the month specified in the applicable Pricing Supplement; provided that if an Interest Payment Date for Floating Rate Notes would otherwise be a day that is not a Business Day, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, in which event such Interest Payment Date will be the immediately preceding Business Day. In the case of a Global Note issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.

Calculation
of Interest:               Interest on Fixed Rate Notes (including interest for
                           partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: October 1, 2005 to April 1, 2006 equals 6 months and 0 days, or 180 days; the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from December 3, 2005 to April
                           1, 2006 equals 3 months and 28 days, or 118 days; the interest payable equals 118/360 times the annual rate of interest times the principal amount of the Note.)

                           Interest rates on Floating Rate Notes will be determined as set forth in the form of Notes (substantially as described in the Prospectus and the applicable Pricing Supplement). Interest on Floating Rate Notes will be calculated as specified in the applicable pricing supplement.

Business Day:              "Business Day" means, unless otherwise specified in
                           the applicable Pricing Supplement, any day, other than a Saturday or Sunday, that meets the following applicable requirement: such day is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the City of New York and with respect to LIBOR-based
                           Floating Rate Notes, is also a London Banking Day. A
                           "London Banking Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

Payments of
Principal and
Interest:                  Payments of Principal and Interest. Promptly after
                           each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest
                           Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the
                           Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment Date for any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day (or if, in the case of a LIBOR-based Floating Rate Note, such Business Day would fall in the next calendar month, on the next preceding Business Day) and no interest shall accrue on such payment for the period from and after such Interest Payment Date. Any payment of principal, premium or interest required to be made on a day that is not a Business Day may be made on the next succeeding Business Day (or if, in the case of a LIBOR-based Floating Rate Note, such Business Day would fall in the next calendar month, on the next preceding Business Day) and no interest shall accrue as a result of any such delayed payment.

                           Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment ("Maturity") in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under "Manner of Payment". If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

                           Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes by instructing the Trustee to withdraw funds from an account maintained by the Company with JPMorgan Chase Bank, N.A., by wire transfer to JPMorgan Chase Bank, N.A., or as otherwise agreed with the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on the Maturity Date or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

                           Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person in the chain of payment that is responsible for withholding such tax under applicable law.

Procedure for
Rate Setting
and Posting:               The Company and the Purchasing Agent will discuss,
                           from time to time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents.
                           If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as "Posting") or if the Company decides to change interest rates previously posted by it, it will promptly advise the Purchasing Agent of the prices and interest rates to be posted. The
                           Purchasing Agent in turn will advise the Agents and Selling Group Members.

                           The Company will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Trustee and Purchasing Agent of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will, in turn, include the assigned CUSIP number on all Posting notices communicated to the Agents and Selling Group members.

Offering of Notes:         In the event that there is a Posting, the Purchasing
                           Agent will communicate to each of the Agents and Selling Group members the aggregate principal amount and Maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Purchasing
                           Agent, along with the other Agents and the Selling
                           Group, will solicit offers to purchase the Notes accordingly.

Purchase of Notes
by the Purchasing
Agent: Unless otherwise agreed by the Company and the Purchasing Agent, the Purchasing Agent will, no later than 4:00 p.m. (New York City time) on the sixth day subsequent to the day on which such Posting occurs, or if such sixth day is not a day on which commercial banks in New York City are not required or authorized to be in operation (not a "Business Day"), on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a "Trade Day"),
                           (i) complete, execute and deliver to the Company a Terms

                           Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance
and Rejection
of Orders:                 Unless otherwise agreed by the Company and the
                           Agents, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

                           Upon receipt of a completed and executed Terms
                           Agreement from the Purchasing Agent, the Company will
                           (i) promptly execute and return such Terms Agreement
                           to the Purchasing Agent or (ii) inform the Purchasing
                           Agent that its offer to purchase the Notes of a
                           particular tranche has been rejected, in whole or in
                           part. The Purchasing Agent will thereafter promptly
                           inform the other Agents and participating Selling
                           Group members of the action taken by the Company.
Preparation
of Pricing
Supplement:                If any offer to purchase a Note  is accepted by or on
                           behalf of the Company, the Company will provide a Pricing Supplement (substantially in the form attached to the Selling Agent Agreement as Exhibit F) reflecting the terms of such Note and will have filed such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule
                           424(b) under the Act and will supply a copy thereof
                           (or additional copies if requested) to the Purchasing
                           Agent and one copy to the Trustee. The Purchasing
                           Agent will cause a Prospectus and Pricing Supplement to be delivered to each of the other Agents and Selling Group members that purchased such Notes, and each of these, in turn, will pursuant to the terms of the Selling Agent Agreement and the Master Selected
                           Dealer Agreement, cause to be delivered a copy of the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selling Group member.

                           In each instance that a Pricing Supplement is prepared, the Agents will deliver the Pricing Supplement together with the Prospectus prior to its use. Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of
Confirmation and
Prospectus to
Purchaser by
Presenting
Agent: Subject to "Suspension of Solicitation, Amendment or Supplement" below, the Agents will deliver a Prospectus and Pricing Supplement as herein described with respect to each Note sold by it.

                           For each offer to purchase a Note solicited by an Agent and accepted by or on behalf of the Company, the Purchasing Agent will issue a confirmation to the purchaser, with notification to the Company, setting forth the terms of such Note and other applicable details described above and delivery and payment instructions. In addition, the Purchasing Agent will deliver to such purchaser the Prospectus (including the Pricing Supplement) in relation to such Note prior to or together with the earlier of any written offer of such Note, delivery of the confirmation of sale or delivery of the Note.

Settlement:                The receipt of immediately available funds by the
                           Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute "Settlement" with respect to such Note. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement
Procedures:                In the event of a purchase of Notes by any Agent, as
                           principal, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Agreement. Settlement Procedures with regard to each Note sold by an Agent, as agent for the Company, shall be as follows:

                           A. After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the "Note Sale Information") to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

                                    1.      Principal amount of the purchase;

                                    2.      If a Fixed Rate Note, the Interest
                                            Rate;

                                    3.      Interest Payment Dates;

                                    4.      Settlement Date;

                                    5.      Maturity Date;

                                    6.      Purchase Price;

                                    7.      Purchasing Agent's commission
                                            determined pursuant to Section IV(a)
                                            of the Selling Agent Agreement;

                                    8.      Net proceeds to the Company;

                                    9.      Trade Date;

                                    10.     If a Note is redeemable by the
                                            Company, such of the following as
                                            are applicable:

                                            (i)      The date on and after which
                                                     such Note may be redeemed
                                                     (the "Redemption
                                                     Commencement Date"),

                                            (ii)     Initial redemption price
                                                     (% of par), and

                                            (iii)    Amount (% of par) that the
                                                     initial redemption price
                                                     shall decline (but
                                                     not below par) on each
                                                     anniversary of the
                                                     Redemption Commencement
                                                     Date;

                                    11.     Whether the Note has the Survivor's
                                            Option;

                                    12.     If a Floating Rate Note, such of the
                                            following as are applicable:

                                            (i)      Base Interest Rate,

                                            (ii)     Index Maturity,

                                            (iii)    Spread and/or Spread
                                                     Multiplier,

                                            (iv)     Maximum Interest Rate,

                                            (v)      Minimum Interest Rate,

                                            (vi)     Initial Interest Rate,

                                            (vii)    Interest Rate Reset Period,

                                            (viii)   Interest Rate Reset Dates,

                                            (ix)     Calculation Dates,

                                            (x)      Interest Calculation Dates,

                                            (xi)     Interest Payment Dates,

                                            (xii)    Regular Record Dates, and

                                            (xiii)   Calculation Agent;

                                    13.     Whether the Note is issued with
                                            original issue discount and, if so,
                                            the total amount of original issue
                                            discount, the yield to maturity and
                                            the initial accrual period of
                                            original issue discount;

                                    14.     DTC Participant Number of the
                                            institution through which the
                                            customer will hold the beneficial
                                            interest in the Global Note; and

                                    15.     Such other terms as are necessary to
                                            complete the applicable form of
                                            Note.

                           B. The Company will confirm the previously assigned CUSIP number to the Global Note representing such Note and then advise the Trustee and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by telecopier or other form of electronic transmission of the information received in accordance with Settlement Procedure "A" above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such
                                    Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Global Note representing such Note, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company.

                           C. The Trustee will communicate to DTC and the Purchasing Agent through DTC's Participant Terminal System, a pending deposit message specifying the following Settlement information:

                                    1.      The information received in
                                            accordance with Settlement Procedure
                                            "A".

                                    2.      The numbers of the participant
                                            accounts maintained by DTC on behalf
                                            of the Trustee and the Purchasing
                                            Agent.

                                    3.      The initial Interest Payment Date
                                            for such Note, number of days by
                                            which such date succeeds the related
                                            DTC record date (which term means
                                            the Regular Record Date) and in the
                                            case of Floating Rate Notes which
                                            reset daily or weekly, the date five
                                            calendar days preceding such Initial
                                            Interest Payment Date, and if then
                                            calculated, the amount of interest
                                            payable on such Initial Interest
                                            Payment Date (which amount shall
                                            have been confirmed by the Trustee).

                                    4.      The CUSIP number of the Global Note
                                            representing such Notes.

                                    5.      The frequency of interest.

                                    6.      Whether such Global Note represents
                                            any other Notes issued or to be
                                            issued (to the extent then known).

                           D. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                           E. The Trustee will complete and deliver a Global Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

                           F. The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

                           G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the participant account of the Agent maintained by DTC and (ii) debit the settlement account of the Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent's commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

                           H. The Purchasing Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent's participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note so credited to their accounts.

                           I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                           J. The Trustee will credit to an account of the Company maintained at JPMorgan Chase Bank, N.A. funds available for immediate use in an amount equal to the amount credited to the Trustee's DTC participant account in accordance with Settlement Procedure "G".

                           K. The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Company.

                           L. The Purchasing Agent will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

                           M. Each Business Day, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement
Procedures
Timetable:                 In the event of a purchase of Notes by the Purchasing
                           Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

                           For orders of Notes solicited by an Agent, as agent, and accepted by the Company, Settlement Procedures "A" through "M" shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
                           Procedure        Time
                           ---------        ----
                           A                4:00 p.m. on the Trade Day.
                           B                5:00 p.m. on the Trade Day.
                           C                2:00 p.m. on the Business Day before
                                            the Settlement Date.
                           D                10:00 a.m. on the Settlement Date.
                           E                12:00 p.m. on the Settlement Date.
                           F                12:30 a.m. on the Settlement Date.
                           G-H              2:00 p.m. on the Settlement Date.
                           I                4:45 p.m. on the Settlement Date.
                           J-L              5:00 p.m. on the Settlement Date.
                           M                Weekly or at the request of the
                                            Company.

                           NOTE: The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure "L"). Settlement Procedure "I" is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                           If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to
Settle: If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same Fixed Rate Terms, Floating Rate Terms or Zero-Coupon Terms, as the case may be, having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

                           Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement

                           Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for
Rate Changes:              Each time a decision has been reached to change
                           rates, the Company will promptly advise the Purchasing Agent of the new rates, who will forthwith advise the Agents and Selling Group Members and will suspend solicitation of purchases of Notes at the prior rates. The Purchasing Agent may telephone the Company with recommendations as to the changed interest rates.

Suspension of
Solicitation,
Amendment or
Supplement:                Subject to the Company's representations, warranties
                           and covenants contained in the Selling Agent
                           Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase
                           Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

                           In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                           If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission.

Trustee Not to
Risk Funds:                Nothing herein shall be deemed to require the
                           Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising
Costs: The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent's solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company. The Company agrees, with prior written approval in each instance, that the Purchasing Agent may utilize the Company's name, logo and service mark to identify the Company as a member of the Direct Access Notes Program in the Purchasing Agent's general materials and marketing objectives relating to the Direct Access Notes Program.

                                    EXHIBIT E

                      GENERAL MOTORS ACCEPTANCE CORPORATION

                                  SMARTNOTES(SM)

                                 TERMS AGREEMENT

                                                           , 200_

General Motors Acceptance Corporation
200 Renaissance Center
MC:  482-B12-C24
Detroit, Michigan 48265-2000
Attention:  U.S. Borrowings

         The undersigned agrees to purchase [as Principal] [as Agent] the following aggregate principal amount of Notes: $

         The terms of such Notes shall be as follows:

CUSIP Number:
                -------
Maturity Date:
Price to Public:
Agent's Concession:   %
                   ---
Settlement Date, Time
         and Place:
If Fixed Rate Note:
         Interest Rate:   %
                       ---
         Maturity Date:
         Interest Payment Dates:
If Floating Rate Note:
         Base Interest Rate:   %
                            ---
         Index Maturity:
         Spread and/or Spread Multiplier:   %
                                         ---
         Maximum Interest Rate:   %
                               ---
         Minimum Interest Rate:   %
                               ---
         Initial Interest Rate:   %
                               ---
         Interest Rate Reset Period:
         Interest Rate Reset Dates:
         Interest Calculation Dates:

         Interest Payment Dates:
         Regular Record Dates:
         Calculation Agent:
Survivor's Option:
                  ----------
Optional Redemption, if any:
                             -------
         Initial Redemption Date:
                                   -----------

         Redemption Price: Initially __% of Principal Amount and declining by __% of the Principal Amount on each anniversary of the Initial Redemption Date until the Redemption Price is 100% of the Principal Amount.

[Any other terms and conditions agreed
to by such Agent and the Company]


                                        LASALLE FINANCIAL SERVICES, INC.

                                        By:
                                           ------------------------------

                                        Title:
                                              ---------------------------

ACCEPTED:

GENERAL MOTORS ACCEPTANCE CORPORATION


By:
   ----------------------------------

Title:
      -------------------------------

                                                                       Exhibit F
                                                      Form of Pricing Supplement



                           [SMARTNOTES BY GMAC LOGO]



Pricing Supplement No.                                                          Trade Date:
------------------------------------------------------
(To Prospectus dated )                                                          Issue Date:
The date of this Pricing Supplement is (date)


      CUSIP            Stated                                                                       Subject to
        or            Interest     Maturity    Price                    Payment     Survivor's      Redemption
   Common Code          Rate                   to         Selling      Frequency    Option       Date and Terms of
                         or                    Public    Concession                 (Yes/No)        Redemption
                    Description                (1)
                    of Floating
                        Rate
------------------- ------------- ------------ -------- ------------- ------------- ----------- --------------------



-----------------------------
(1) Actual Price to Public may be less, and will be determined by prevailing market prices at the time of purchase as set forth in the confirmation statement.

[For Zero Coupon Notes] [The yield to maturity for this Zero Coupon Notes is dependent on the purchase price as determined by prevailing market prices at the time of purchase. See confirmation statement for exact price and yield figures.]

[For Original Issue Discount Notes] [This Note is issued with original issue discount and is subject to the tax provisions governing such debt instruments. See the prospectus for detailed discussion of such provisions.]

                                    EXHIBIT G



             Representative Form of Master Selected Dealer Agreement


[Name of Broker-Dealer]
[Broker-Dealer's Address]


Dear Selected Dealer:

         In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.


                  1. Applicability of this Agreement. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("SECURITIES") pursuant to a registration statement filed under the Securities Act of 1933 (the "SECURITIES ACT") or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein LaSalle Financial Services, Inc. (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected broker-dealers ("SELECTED DEALERS") and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an "OFFERING". In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate ("UNDERWRITERS"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.


                  2. Conditions of Offering; Acceptance and Purchases. Any Offering will be subject to delivery of the Securities and their acceptance by us and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by telegram, telex or other form of written communication ("WRITTEN COMMUNICATION", which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to LaSalle Financial Services, Inc., 327 Plaza Real, Suite 225, Boca Raton, Florida 33432 (Telecopy: (561) 416-6180). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one business day's prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Prices (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in immediately available funds to the order of LaSalle Financial Services, Inc., against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of
Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

                  3.       Representations, Warranties and Agreements.

                  (a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act ("REGISTERED OFFERING"), we shall provide you with such number of copies of each preliminary prospectus and of the final prospectus relating thereto as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and the applicable rules and regulations of the Securities and Exchange Commission (the "COMMISSION") thereunder. You represent and warrant that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and, when furnished with copies of any revised preliminary prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus. You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

                  (b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, including, without limitation, an Offering of "exempted securities" as defined in Section 3(a)(12) of the Exchange Act (an "EXEMPTED SECURITIES OFFERING"), we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.


                  (c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to broker-dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance (if any) to broker-dealers. The offering price, selling concession and reallowance (if any) to broker-dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "PUBLIC OFFERING PRICE", the "CONCESSION" and the "REALLOWANCE". With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to
Section 4 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If notified by us, you may sell securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the Concession. If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to broker-dealers (i) who are actually engaged in the investment banking or securities business, (ii) who execute the written agreement prescribed by Rule 2740(c) of the Conduct Rules of the National Association of Securities Dealers. Inc. (the "NASD") and (iii) who, if they are foreign banks, broker-dealers or institutions not eligible for membership in the NASD, represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, broker-dealers and institutions set forth in Section 3(e) hereof.


                  (d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree not to purchase and sell Securities for which an order from a client has not been received without our consent in each instance. You further agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.


                  (e) NASD. You represent and warrant that you are actually engaged in the investment banking or securities business. In addition, you further represent and warrant that you are either (i) a member in good standing of the NASD, (ii) a foreign bank, broker-dealer or institution not eligible for membership in the NASD which agrees not to make any sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making any other sales to comply with the NASD's interpretation with respect to free riding and withholding, or (iii), solely in connection with an Exempted Securities Offering, a bank, as defined in
Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a "BANK"). You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to such Offering.


                  You agree that, in connection with any purchase or sale of the Securities wherein a selling Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the Conduct Rules of the NASD, (2) if you are a non-NASD member broker or dealer in a foreign country, you will also comply (a), as though you were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules and (b) with Rule 2420 of the Conduct Rules as that Rule applies to a non-NASD member broker or dealer in a foreign country and (3), in connection with an Exempted Securities Offering, if you are a Bank, you will also comply, as though you were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules.

                  You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1), (2) and (3) of the preceding paragraph will be applicable.

                  (f) Relationship among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Reallowance. You are not authorized to act as agent for us, any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

                  (g) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

         (h) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3(b) hereof.

                  (i) You are aware that other than registering the Notes under the Securities Act, no action has been or will be taken by the Company that would permit the offer or sale of the Notes or possession or distribution of the Prospectus or any other offering material relating to the Notes in any jurisdiction where action for that purpose is required. Accordingly, you agree that you will observe all applicable laws and regulations in each jurisdiction in or from which you may directly or indirectly acquire, offer, sell or deliver Notes or have in your possession or distribute the Prospectus or any other offering material relating to the Notes and you will obtain any consent, approval or permission required by you for the purchase, offer or sale by you of Notes under the laws and regulations in force in any such jurisdiction to which you are subject or in which you make such purchase, offer or sale. Neither the Company nor any other Agent shall have any responsibility for determining what compliance is necessary by you or for your obtaining such consents, approvals or permissions. You further agree that you will take no action that will impose any obligations on the Company or the other Agents. Subject as provided above, you shall, unless prohibited by applicable law, furnish to each person to whom you offer, sell or deliver Notes a copy of the Prospectus (as then amended or supplemented) or (unless delivery of the Prospectus is required by applicable law) inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Notes.

                  (4) Indemnification. You agree to indemnify and hold harmless LaSalle Financial Services, Inc., the issuer of the Securities, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) LaSalle Financial Services, Inc. or the issuer of the Securities, and their respective directors, officers, and employees from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) (collectively, "LOSSES") to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty, or agreement made by you herein.

                  If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.


                  The indemnity agreements contained in this Section and the representations and warranties by you in this Agreement, shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party's behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any Securities.


                  5. Termination, Supplements and Amendments. This Agreement may be terminated by Written Communication to the other affected party or parties. Until so terminated, this Agreement shall continue in full force and effect. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.


                  6. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in
Section 1 hereof, and the respective successors and assigns of each of them.

                  7. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.


                  Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.


                                        Very truly yours,

                                        LASALLE FINANCIAL SERVICES, INC.


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:


                                        CONFIRMED:  ________ __, 2005


(NAME OF BROKER-DEALER)


By:
   -----------------------------------------
     Name:
     Title: